Exhibit 10.22

AMENDED AND RESTATED WARRANT

THIS AMENDED AND RESTATED WARRANT (“WARRANT”) TO PURCHASE SHARES IN THE CAPITAL OF 17 EDUCATION & TECHNOLOGY GROUP INC., AN EXEMPTED LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS BEARING COMPANY NO. 272790 (THE “COMPANY”) IS ISSUED ON THE ISSUE DATE. THIS WARRANT IS SOLD IN A PRIVATE TRANSACTION, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY BE OFFERED OR SOLD (A) IN THE UNITED STATES ONLY IF REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE, OR (B) IN ANY OTHER JURISDICTION WITHOUT COMPLIANCE WITH THE SECURITIES LAWS OF SUCH JURISDICTION.

Company:	17 EDUCATION & TECHNOLOGY GROUP INC., an exempted company incorporated under the laws of the Cayman Islands bearing Company Number 272790
Warrant Shares:	Series E Preferred Shares
Number of Warrant Shares:	150,850 shares
Exercise Price:	$3.1716 per share
Issue Date:	December 20, 2019
Expiration Date:	The 7th anniversary of the Issue Date, subject to Section 1.1
Total Exercise Price:	$478,435.86, being the Number of Warrant Shares multiplied by the Exercise Price per share

The term “Holder” shall initially refer to China Equities HK Limited, a Hong Kong company, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

For and in consideration of the payment by Holder of $135.00 to the Company on the Issue Date and for other good and valuable consideration, the Company issued a warrant to the Holder on the Issue Date (the “Original Warrant”). The Company and the Holder now desire and agree to amend certain provisions of the Original Warrant by entering into this Warrant on November 11, 2020 to replace the Original Warrant in its entirety. Holder, or its permitted successors and assigns, is entitled to Exercise this Warrant for up to One Hundred Fifty Thousand Eight Hundred Fifty (150,850) Series E Preferred Shares, par value 0.0001 each, in the Company’s capital (the “Warrant Shares”) the in accordance with and subject to the terms and conditions hereof. The Warrant Shares (including number thereof) and the Exercise Price (as defined below) are subject to adjustment under Section 4 hereof.

Section 1.    Term, Price and Exchange of Warrant.

1.1    Term of Warrant. This Warrant shall expire upon the earlier of (i) the occurrence of an Acceleration Event and (ii) December 20, 2026 at 11:59 p.m. Cayman Islands time (the “Expiration Date”).

1.2    Warrant Shares; Exercise Price.

(a) Warrant Shares. Subject to Section 4 of this Warrant, the Warrant Shares shall be the Company’s Series E Preferred Shares.

(b) Exercise Price. Subject at all times to any adjustments required under Section 4 of this Warrant, the initial price per share at which the Warrant Shares are exercisable under this Warrant is $3.1716 (the “Exercise Price”).

(c) Number of Shares. Subject to adjustment under Section 4 of this Warrant, the number of Warrant Shares subject to this Warrant shall be as set forth in heading to this Warrant.

1.3    Exercise/Exchange of Warrant.

(a)    At any time prior to the Expiration Date, this Warrant may be exercised by Holder for cash, in whole but not in part, upon (i) surrender of this Warrant to the Company at its then principal offices, together with the delivery of the form of election to exercise attached hereto as Exhibit A (the “Election to Exercise”), duly completed and executed by Holder, and (ii) payment to the Company of the aggregate Exercise Price in cash (by check) or by wire transfer of immediately available funds in US$ for the number of Warrant Shares in respect of which this Warrant is then being exercised (such cash exercise, an “Exercise”, and the date of completion of foregoing (i) and (ii) with respect to the Exercise, the “Exercise Date”); provided that in anticipation of an Acceleration Event, Holder shall, at all times subject to Section 1.9, effect an Exercise within fifteen (15) days after (a) in case the Acceleration Event is a transaction contemplated within clause (i) or (ii) of the definition of Trade Sale, or within clause (iii) or (iv) of the definition of Trade Sale in respect of which the consideration payable consists solely of cash and/or Marketable Securities, the date on which the Company notifies Holder in writing that a definitive agreement has been entered into with respect to such transaction, or (b) in case the Acceleration Event is an IPO, the date on which the Company notifies Holder in writing that a formal shareholders’ resolution or board resolution has been adopted to approve the plan of such IPO.

(b)    At any time prior to the Expiration Date, in lieu of an Exercise of this Warrant for cash pursuant to Section 1.3(a), if the Fair Market Value of one Warrant Share as of the date immediately prior to the date on which the Holder delivers the Election to Exchange (as defined below) exceeds the Exercise Price, this Warrant may be exercised by Holder without cash payment, in whole but not in part, upon surrender of this Warrant to the Company at its then principal offices, together with the delivery of the election to exchange attached hereto as Exhibit A (the “Election to Exchange”), duly completed and executed by Holder (such non-cash exercise, an “Exchange”, and the date of completion of the foregoing with respect to the Exchange, the “Exchange Date”), in which case, the number of Warrant Shares to be issued by Company to Holder shall equal to “X” (as defined below), computed using the following formula:

Y * (A-B)
X	=
A

Where

X    =    the number of Warrant Shares to be issued to Holder upon Exchange

Y    =    the number of Warrant Shares under this Warrant that can be issued upon Exercise

A    =    the Fair Market Value of one Warrant Share

B    =    the relevant Exercise Price (as adjusted to the date of such calculations)

*    =    multiplied by

(c)    For purposes of calculating Fair Market Value for purposes of Exchanging this Warrant, the “Fair Market Value” of one Warrant Share shall be (i) if the Company’s securities become listed or quoted on a Trading Market, the average closing sale price reported on such exchange for such listed securities during the 90-trading day period immediately prior to the day Holder delivers its Election to Exchange to the Company, or (ii) if the Company’s securities are traded over-the-counter or inter-dealer quotation system on a Trading Market (e.g., through a dealer quotation network rather than through a centralized, formal exchange), the 90-day average of the closing bid and ask price for such securities over the ninety trading day period immediately prior to the day Holder delivers its Election to Exchange to the Company, in each case of (i) and (ii), above, if the Warrant Shares are convertible into such Trading Market-listed or over-the-counter traded securities other than on a one-to-one basis (such as preferred shares that may convert on other than a one-for-one basis due to adjustments for dilutive issues), multiplied by the ratio at which one Warrant Share converts into such security. If the Company’s securities are not listed, quoted or traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of the Warrant Shares shall be the price per Warrant Share which the Company could obtain from a willing buyer of the Warrant Shares sold by the Company from its authorized but unissued shares, as the Board of directors of the Company (“Board”) shall initially determine in its reasonable good faith judgment, without discount for minority, control or lack of marketability and, unless there is at the time of any Fair Market Value determination a pending Trade Sale, all valuations shall assume the going concern value of the Company. For the avoidance of doubt, if the Board relies on an appraisal (including a “409A” valuation) to determine the Fair Market Value of the Warrant Shares, such determined Fair Market Value from such appraisal may not assume the automatic conversion of all convertible securities in deriving such Fair Market Value but, instead, shall be based on enterprise value and application of the rights, preferences and privileges of the Company’s outstanding securities as set forth in the Company’s Constitutional Documents as if the Company (or Group) were being sold in an Trade Sale for cash to determine what dollar value each class of security would receive upon such Trade Sale. If the Warrant is to be exchanged in connection with an Trade Sale (in fact), the Fair Market Value of a Warrant Share shall be based on the enterprise value specified or implied in such Trade Sale and shall be the greater of (A) the value attributable to the Warrant Shares and (B) the value attributable to the Company securities into which the Warrant Shares are (or may be) convertible (but subject to Holder’s conversion directly into such securities). If Holder disagrees in good faith with the Board’s determination, Holder may engage an independent appraiser to determine fair market value of the Warrant Shares the foregoing basis at shared expense (in equal proportion) between the Company and Holder. If the fair market value difference between the Board’s determination and the determination by the Holder’s appraiser is less than 30%, then the average between the two determinations shall be deemed to be the fair market value. If the difference is 30% or more, then the parties shall agree to engage a second appraiser to determine the fair market value of the Warrant Shares, with each party bearing half of the expense of such second appraiser, and the determination of such appraiser shall be deemed to be the Fair Market Value.

(d)    In the event that Holder Exchanges or Exercises this Warrant in connection with a transaction in which shares of the same class and series as the Warrant Shares are converted into another security, Holder may effect an Exchange or Exercise directly into such other security.

(e)    Subject to Section 2 hereof and the second sentence of this Section 1.3(e), upon (a) in case of an Exercise, delivery of the duly completed and executed Election to Exercise together with the full payment of the aggregate Exercise Price, or (b) in case of an Exchange, delivery of the duly completed and executed Election to Exchange, the Company shall issue and deliver within five (5) business days to Holder or Holder’s designated Affiliate (who shall not be a Company Competitor) as set out in the Election to Exercise or Election to Exchange (as the case may be) the updated Register of Members of the Company, a certificate or certificates or other legal evidence reflecting Holder’s or such designated Affiliate’s ownership of the number of Warrant Shares so acquired upon the Exercise or Exchange of this Warrant, subject always to the completion of the “know your client” process with respect to Holder or such designated Affiliate as reasonably requested by the Company or its registered office provider, provided that such requests shall be no more onerous than is required of the Company’s shareholders generally. Such certificate(s) or other legal evidence shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a shareholder of the Company and a holder of record of such Warrant Shares as of the Exercise Date or the Exchange Date (as the case may be), provided, however, Holder’s or such of its Affiliate’s admission as a shareholder shall be subject to Holder’s or such designated Affiliate’s execution and delivery at the issuance of such Warrant Shares of, at the election of the Company, (i) such agreements as may be required of all shareholders of the Company to replace the shareholders agreement of the Company then effective (the “Company SHA”, and it is understood that as of the date of the Original Warrant, the Company SHA refers to the Fourth Amended and Restated Shareholders Agreement dated January 12, 2018, as may be amended or restated from time to time, or (ii) a deed of adherence substantially in the form attached as an Exhibit to the Company SHA by which Holder or such designated Affiliate agrees to be bound by the Company SHA.

1.4    Fractional Interests. The Company shall not be required to issue fractions of Warrant Shares upon the Exercise or Exchange of this Warrant.

1.5    Certain Definitions. For purposes of this Warrant:

“Acceleration Event” means, (i) an event contemplated within clauses (i) and (ii) of the definition of Trade Sale, (ii) a transaction contemplated within clauses (iii) and (iv) of the definition of Trade Sale in respect of which the consideration payable to Holder consists solely of cash and/or Marketable Securities, or (iii) an IPO.

“Affiliate” means, with respect to any Person, any Person that Controls, is Controlled by or is under common Control with such Person.

“Business Day” and “business day” mean a day, other than a Saturday or Sunday, on which banks in the Cayman Islands, the U.S. State of California and the PRC are generally open for business.

“Constitutional Documents” means the Company Articles and the Company SHA.

“Control” (including the terms “Controlling”, “Controlled by” and “under common Control with”) means the possession, direct or indirect through one or more Affiliates, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership or voting of voting securities, by contract, by effective control or otherwise.

“Company Articles” means the Company’s Fifth Amended and Restated Articles of Association adopted on January 12, 2018, as the same be amended or restated from time to time.

“Company Competitor” means any business or entity (whether in corporate, proprietorship or partnership form or otherwise) using any of the following brand or trade name as set forth in the Exhibit B attached hereto, and the direct and indirect controlling companies, subsidiaries and other Affiliates of any of the them.

“Group” means collectively, the Company and any other Person directly or indirectly Controlled by the Company.

“IPO” means an initial public offering or listing of the securities of the Company or, if not the Company, any other Group member (whether existing on the Issue Date or formed thereafter) if such other Group member directly or indirectly holds all or substantially all of the market value or business of the Group.

“Liquidity Event” means, any transaction in which any holders of equity in the group of companies owned directly or indirectly by the Company would be reasonably expected to substantially achieve a financial exit or return from their investments in the group, such as an IPO, a change of Control, a Trade Sale, or any transaction or event with similar effect to any of the foregoing.

“Localization Transaction” means a reorganization transaction akin to a so-called de-VIE transaction, in which the ownership of the Group directly and indirectly owned by the Company is vested in a new entity domiciled in the PRC (such new entity, a “New Holding Vehicle”).

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or like securities regulation and reporting requirements of any other jurisdiction or Trading Market regulators applicable to the Company in connection with the issuance, sale or trading of its securities (“Applicable Law”), and is then current in its filing of all required reports and other information under the Act, the Exchange Act and any other Applicable Law; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, (iii) Holder would be able to publicly re-sell, within thirty (30) calendar days following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, and (iv) Holder is not subject to any lock-up or similar restriction (whether contractual or regulatory).

“Person” or “person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other legal entity of any kind, however designated.

“PRC” means the People’s Republic of China, which, for the purpose of this Warrant, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Trading Market” means a listing or like representation or quotation on an internationally-recognized securities exchange, inter-dealer quotation system or over-the-counter market.

“Trade Sale” means (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies (as defined in the Company SHA and taken as a whole), (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies (taken as a whole), (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital or equity interests of one or more Group Companies or a majority of the voting power of such Group Companies, in each case if such Group Companies hold all or substantially all of the assets of the Group Companies (taken as a whole); or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately prior to such merger, consolidation or business combination hold less than a majority of the voting power of the surviving business entity.

“$” and “US$” means United States dollars.

1.6    Treatment of Warrant Upon Reorganization of Off-Shore Holding Company Structure. The Company acknowledges that as of the Issue Date, the Company is, but for its beneficial owners, the ultimate holding company of the Group (which is a multi-entity group), which Group has been structured so that the Company is anticipated to be the corporate vehicle in which a Liquidity Event will be effected. Without limiting the adjustments that may be required under Section 4, if: (i) the Group should undergo a Localization Transaction (whether in anticipation of a Liquidity Event or otherwise) or similar reorganization transaction, and (ii) Holder is, due to applicable laws or regulations, unable to receive its pro rata ownership (or consideration, if in connection with a Liquidity Event) due to legal or regulatory impediment (such as, for example only, an inability as a non-PRC Person to lawfully own equity in a PRC entity that will be the new entity in the Group in which Group ownership will be ultimately vested), then, without limiting Holder’s right to transfer this Warrant (or receive an equivalent warrant in such surviving entity) to a Person that may lawfully hold such new warrant, the Company and Holder shall discuss in good faith the possible alternative arrangement for Holder or its designated Affiliate to enjoy substantially the same interests and rights in the Group through the New Holding Vehicle after such Localization Transaction as those it had immediately prior to such Localization Transaction (which shall also be substantially same as those interests and rights available to the other holders of the Series E Preferred Shares), and the Company shall use reasonable best efforts to implement and consummate such alternative arrangement as agreed to between the Company and Holder.

1.7    Automatic Exercise upon Expiration. If an Acceleration Event has not occurred before the date specified or determined under Section 1.1(ii), this Warrant has not been assumed, purchased or terminated by mutual agreement of Holder and the Company in connection with a Localization Transaction under Section 1.6 and Holder has not otherwise exercised this Warrant during its term, upon the date specified in Section 1.1(ii), if the Fair Market Value of a Warrant Share on such date (as determined under Sections 1.3(b) and 1.3(c)) is greater than the Exercise Price, this Warrant (or the un-Exercised or un-Exchanged part then still outstanding) shall automatically be deemed on and as of such date to be Exercised on a cashless basis under Section 1.3(b) and (c), and the Company shall promptly issue the Warrant Shares to Holder.

1.8    Treatment of the Warrant Upon the Occurrence of Certain Events. Without prejudice to Holder’s right to Exercise or Exchange this Warrant at any time at its option pursuant to the terms hereof, upon the closing of an arm’s length transaction within the meaning of clauses (iii) or (iv) of the definition of Trade Sale in which the sole consideration is cash or Marketable Securities or a combination of the foregoing, Holder shall (at its sole option) after having received the requisite notice of such transaction under Section 4.4, either (a) Exercise or Exchange this Warrant, and such Exercise or Exchange will be deemed effective immediately prior to the consummation of such transaction, or (b) if Holder elects not to Exercise or Exchange this Warrant, this Warrant will expire upon the consummation of such transaction. The Company shall provide at least ten (10) Business Days’ advance notice of any such transactions, provided if the Company provides notice to any other holder of shares that are the same class and series as the Warrant Shares (viz., Series E Preferred Shares as of the Issue Date) in advance of such prior notice to Holder, the Company shall provide Holder with the same notice as is provided to such other shareholders. In all other transactions contemplated under such referenced clauses (iii) and (iv) under the definition of Trade Sale (including without limitation, where the consideration is part cash and part other consideration that is not (all) Marketable Securities), unless Holder elects to Exercise this Warrant, the Company or the surviving entity, as applicable, shall purchase this Warrant for an amount (the “Warrant FMV”) equal to (X) the Fair Market Value of the Warrant Shares as determined under Section 1.3(c) with substantial weight given to the implied value of the Company’s shares of the same class and series as the Warrant Shares in such pending transaction minus (Y) the then Total Exercise Price for the Warrant Shares; provided that, if (X) is lower than (Y), the Company or the surviving entity, as applicable, shall not be subject to the forgoing obligation to purchase this Warrant, and this Warrant shall expire and the Holder will have no further rights as a holder of this Warrant upon the consummation of such transaction. The Warrant FMV shall be paid on or promptly following the closing of such transaction. Upon the purchase of this Warrant pursuant to the foregoing, the Holder will have no further rights as a holder of this Warrant except for the right to receive payment equal to the Warrant FMV in accordance with the preceding two sentences, and Holder shall forthwith cause this Warrant to be surrendered to the Company or the surviving entity.

1.9    Reinstatement of Warrant. If Holder Exercises this Warrant in contemplation of a Trade Sale, IPO or any other event (including a Localization Transaction in respect of which this Warrant has not been purchased and the purchase price in fact paid) that does not complete, at Holder’s request, this Warrant shall be reinstated and reissued by the Company in identical form.

Section 2.    Transfer of Warrant.

(a) This Warrant may be transferred, in whole but not in part, without restriction, subject only to (i) Holder’s compliance with applicable laws, (ii) the transferee holder of the new Warrant assuming in writing the obligations of Holder set forth in this Warrant, (iii) any applicable transfer restrictions in the Company SHA as if the Holder has Exchanged or Exercised the Warrant and holds the Warrant Shares, and (iv) the transfer procedures and the Repurchase Right of the Company as set forth under Section 2(b); provided that Holder shall not be entitled to transfer this Warrant or the Warrant Shares to any Company Competitor.

(b) If Holder proposes to directly or indirectly transfer, sell, assign or otherwise dispose of (“Transfer”) this Warrant to any third party, Holder shall promptly give written notice (the “Transfer Notice”) to the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the nature of such Transfer, the consideration to be paid for this Warrant, and the name and address of the prospective transferee. The Company shall have the right (the “Repurchase Right”), exercisable upon written notice to Holder, within thirty (30) days following the date of the Transfer Notice (the “Repurchase Period”), to elect to repurchase this Warrant at the same price and subject to substantially identical terms and conditions as described in the Transfer Notice. Payment of the purchase price for this Warrant by the Company shall be made within ten (10) days following the date of the notice of such exercise by wire transfer (only) in US Dollars or such other currency as was specified in the terms with the proposed transferee. If the Company exercises its Repurchase Right to repurchase this Warrant, then, upon the date the notice of such exercise is given by the Company, Holder will have no further rights as a holder of this Warrant except for the right to receive payment for this Warrant from the Company in accordance with the terms of this Section 2(b), and Holder shall forthwith cause this Warrant to be surrendered to the Company.

(c) If the Company elects not to exercise its Repurchase Right, or fails to give written notice of such exercise to Holder within the Repurchase Period, Holder may transfer this Warrant pursuant to the terms and conditions as described in the Transfer Notice. Such transfer will be registered with the Company by Holder’s submission to the Company of the annexed Assignment Form attached hereto as Exhibit C duly completed and executed. After the Company’s registration of a transfer of this Warrant, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) upon the same terms and conditions as this Warrant and in substantially identical form, which the Company will register in the new holder’s name.

(d) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to Holder in substitution therefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event, and (ii) if requested by the Company, an indemnity agreement in customary form reasonably satisfactory to the Company.

(e) The Company shall pay its own and all Holder’s reasonable costs and expenses incurred in connection with the Exercise (which, for the avoidance of doubt, shall not include the Exercise Price or the consideration to be paid by Holder as cited in the second, un-numbered Warrant issuance paragraph on page one of this Warrant), transfer or replacement of this Warrant, including, without limitation, securities compliance, the costs of preparation, execution and delivery of a new warrant and of certificates or other legal evidence of all Warrant Shares.

Section 3.    Certain Covenants.

(a) The Company shall ensure that any approval of any of its shareholders or its requisite majority of shareholders required for issuance of this Warrant and the issuance of the Warrant Shares issuable upon Exchange or Exercise hereof (which shall, for the avoidance of doubt, include any securities into which Warrant Shares are or become convertible) has been secured and remains in full force and effect until the earlier of the Exchange or Exercise in full of this Warrant or the Expiration Date.

(b) The Company will not, by amendment or restatement of any of its Constitutional Documents or through reorganization, Localization Transaction, consolidation, merger, amalgamation, sale of assets, scheme of arrangement or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the foregoing, the Company (i) will not increase the nominal value of any Warrant Shares receivable upon the Exchange or Exercise of this Warrant above the Exercise Price payable therefor upon such Exchange or Exercise and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid shares upon the Exchange or Exercise of this Warrant.

(c)    The Company shall promptly notify the Holder after (i) a definitive agreement has been entered into with respect to a Trade Sale or a new round of equity financing of the Company, or (b) a formal shareholders’ resolution or board resolution has been adopted to approve the plan of an IPO. Without limiting the foregoing, so long as Holder or any of its Affiliates holds this Warrant, the Company shall deliver to Holder notice of any and all equity and convertible debt financings of the Company from time to time, sufficient in form, substance and detail as to enable Holder to evaluate the implied valuation of the Company in each such instance and the effect of such transactions on Holder’s fully-diluted ownership of the Company’s equity on an “as if” (Warrant) exercised basis. In addition, for so long as Holder holds this Warrant or the Warrant Shares, the Company shall provide Holder with copies of any reports or analyses done by the Company for U.S. tax implications of Company shareholding under U.S. tax law, such as (but not limited to) CFC (i.e., “controlled foreign corporation” as defined under the U.S. Internal Revenue Code of 1986, as amended) and PFIC (i.e., “passive foreign investment company” as defined under the U.S. Internal Revenue Code of 1986, as amended) status, to the extent such reports or analyses are available.

(d)    The Company shall not treat the Warrant or the Warrant Shares as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

(e)    The Company shall, during the period where the Warrant is not expired, Exercised or Exchanged in full pursuant to the terms hereof, maintain (i) a register of warrant holders, setting forth the name and address of Holder, the number of Warrant Shares issuable upon Exercise, the issue date and expiration date of the Warrant and the Exercise Price, and (ii) a Certificate of Warrant evidencing the Holder’s ownership of this Warrant.

(f)    The Company will maintain a capitalization table that reflects the number of Series E Preferred Shares issuable upon a full Exercise of this Warrant.

(g)    The Company shall ensure that the “share capital” section in its Memorandum of Association reflects sufficient number of authorized Series E Preferred Shares for the purpose of the Exercise or Exchange of this Warrant.

Section 4.    Adjustments to Exercise Price and Number of Warrant Shares.

4.1    Adjustments. The Exercise Price shall be subject to adjustment from time to time in accordance with this Section 4. Upon each adjustment of the Exercise Price pursuant to this Section 4, Holder shall thereafter be entitled to acquire upon conversion, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtainable by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable immediately prior to such adjustment and dividing the product thereof by the new Exercise Price resulting from such adjustment. Notwithstanding anything to the contrary herein, the Exercise Price shall never be below the nominal value of the Warrant Shares at the time of any exercise or deemed exercise of this Warrant.

4.2    Subdivisions, Combinations and Share Dividends. If the Company shall at any time subdivide by split-up or otherwise, the Warrant Shares into a greater number of shares, or issue additional Company securities as a dividend, bonus issue or otherwise with respect to any Warrant Shares, the Exercise Price in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced and the number of shares acquirable upon exchange hereunder shall be proportionately increased in accordance with Section 4.1. Conversely, in case the outstanding shares of the same class and series as the Warrant Shares of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.3    Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event (other than any such event described in Section 4.2) affecting the securities issuable upon Exercise of this Warrant, Holder shall be entitled to receive an amended warrant that is exercisable for the number and kind of securities and property that Holder would have received for the Warrant Shares if this Warrant had been Exercised immediately before such reclassification, exchange, substitution, or other event. In each case the Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon Exercise of this Warrant, and the adjusted Exercise Price as a result of such reclassification, exchange, substitution or other event affecting the securities issuable upon Exercise of this Warrant. The amendment to this Warrant shall provide for adjustments (as determined in good faith by the Company’s Board of Directors) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exchange of the new Warrant. The provisions of this Section 4.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other similar events.

4.4     Notices of Record Date, Etc. In the event that the Company shall:

(1) declare or propose to declare any dividend upon Company securities, whether payable in cash, property, shares or other securities and whether or not a regular cash dividend, or

(2) offer for sale any additional shares of any class or series of the Company’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of shareholders, or

(3) effect or approve any reclassification, exchange, substitution or recapitalization of the capital shares of the Company, including any subdivision or combination of its outstanding stock, or consolidation or merger of the Company with, or propose to or receive any notice of redemption of shares, or any sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4) offer any holders of Company shares or registration rights the opportunity to participate in any public offering or listing of the Company’s securities, or

(5) approve or receive any request to repurchase or redeem any Company securities (except non-Founder securities in connection with a termination of employment), or

(6) consider or approve any Liquidity Event,

then, in connection with such event, the Company shall give to Holder:

(i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a dividend or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

(ii) in the case of the matters referred to in (4), (5) or (6) above, the greater of (A) ten (10) days prior written notice of the date when the same shall take place and (B) the date that notice is or is required to be given to any shareholder.

Such notice given with respect to the matters specified in foregoing clause (1) shall also specify, in the case of any such dividend, the date on which the holders of shares shall be entitled thereto and the terms of such dividend; such notice given with respect to the matters specified in foregoing clause (3) shall also specify the date on which the holders of shares shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first international courier and electronic mail addressed to the holder of this Warrant at the address and email address of Holder set forth in Section 9; and such notice given with respect to the matters specified in foregoing clause (4) above shall be the same notice as is given or required to be given to the holders of such registration rights.

4.5    Adjustments by Board. If any event occurs as to which the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of Holder in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 4, except in the case of a combination of shares of a type contemplated in Section 4.2 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 4.2.

4.6    Officer’s Certificate as to Adjustments. Whenever the Exercise Price and/or number of Warrant Shares subject to this Warrant is required to be or is adjusted as provided in Section 4, the Company shall forthwith file at the office designated for the conversion of this Warrant a statement, certified as true and correct by the Managing Director, Chief Executive Officer or Chief Financial Officer of the Company, showing in reasonable detail the facts requiring such adjustment, the Exercise Price and number of Warrant Shares that will be effective after such adjustment, and the Company shall cause a notice setting forth any such adjustments to be sent by electronic mail, with delivery and/or read receipt confirmed, or by international express courier, postage prepaid, to the record Holder of this Warrant at its notice address(es) appearing in Section 7. At the request of Holder, a replacement Warrant reflecting such adjustments shall be provided by the Company.

4.7    Issue of Securities other than Warrant Shares. In the event that at any time, as a result of any adjustment made pursuant to Section 4, Holder thereafter shall become entitled to receive upon exercise or exchange of this Warrant any securities of the Company, other than Warrant Shares, thereafter the number of such other shares or securities so receivable upon conversion of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Section 4.

Section 5.    Rights and Obligations of the Warrant Holder.

Shareholder Rights and Obligations. Except as otherwise specified in this Warrant, this Warrant shall not entitle Holder to vote as a holder of Company shares until such time as this Warrant is Exercised or Exchanged pursuant to the terms hereof and until the Holder is entered into the Register of Members as holder of the Warrant Shares. Subject to Holder executing any shareholder agreements to which holders of Warrant Shares are then generally signatory or an accession to the Company SHA, in each case pursuant to Section 1.3(e), upon Exercise or Exchange and being issued with the Warrant Shares, Holder shall have all voting, dividend, liquidation, redemption, anti-dilution and other rights, and be subject to all obligations, as and to the extent are applicable to such Warrant Shares under the Constitutional Documents.

Section 6.    Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, Holder that:

6.1     Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant, to sell and issue the Warrant and Warrant Shares and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, liquidation, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. The Company has secured all consents of its shareholders required for the lawful issuance of this Warrant, the conversion hereof into Warrant Shares, and the admission of Holder as a shareholder of the Company upon the Exchange or Exercise of this Warrant pursuant to the terms hereto. The person executing this Warrant are a duly authorized officer or director of the Company with all necessary legal power and authority to execute and deliver this Warrant on behalf of the Company.

6.2    Validity of Securities. The Warrant Shares, when issued upon Exchange or Exercise of the Warrant in accordance with the terms hereof, will be validly authorized, issued and outstanding, fully paid and free of any liens or encumbrances except for any liens, encumbrances or restrictions on transfer as provided for herein or under applicable laws or, as applicable, provided in the Constitutional Documents.

6.3    Capitalization. As of the Issue Date, the authorized share capital of the Company is US$80,000.00 divided into 800,000,000 shares consisting of: (i) 509,631,372 ordinary shares of par value US$0.0001 each, of which 57,864,058 shares are issued and outstanding, (ii) 22,257,215 series A preferred shares of par value US$0.0001 each, 17,085,275 of which are issued and outstanding, (iii) 34,815,112 series B preferred shares of par value US$0.0001 each, 34,544,762 of which are issued and outstanding, (iv) 54,083,288 series B+ preferred shares of par value US$0.0001 each, all of which are issued and outstanding, (v) 50,195,203 series C preferred shares of par value US$0.0001 each, all of which are issued and outstanding, (vi) 50,193,243 series D preferred shares of par value US$0.0001 each, all of which are issued and outstanding, and (vii) 78,824,567 series E preferred shares of par value US$0.0001 each, all of which are issued and outstanding. 85,602,977 ordinary shares have been reserved for issuance under the Company’s employee share option pool. Except (a) as set forth above, in the applicable provisions in the Constitutional Documents or in Schedule 6.3 attached hereto, (b) for this Warrant and Warrant Shares issuable upon conversion hereof, or (c) for the conversion privileges of the outstanding preferred shares of the Company, at the Issue Date there are no options, warrants, conversion privileges (convertible debt or equity), agreements or rights of any kind with respect to the issuance or purchase of the shares of the Company. The Company Articles as currently effective are as set forth in Exhibit D. Exhibit E hereto sets forth a capitalization table of the Company which is true, correct, accurate and complete as of the Issue Date.

6.4 No Conflict. The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Company Articles as currently in effect or any mortgage, indenture, lease or other agreement (including any agreement among shareholders or between the Company and any shareholder) or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have an adverse effect on the Company or impair or restrict its power to perform its obligations as contemplated hereby.

6.5    Governmental and other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the issuance, sale and delivery of the Warrant and the Warrant Shares, except such filings as shall have been made on or prior to and shall be effective on and as of the Issue Date. All corporate and shareholder consents required in connection with issuance of the Warrant and Warrant Shares have either been obtained by the Company or no such consents are required.

6.6    Exempt from Securities Registration. Assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, the offer, sale and issuance of the Warrant and the Warrant Shares will be exempt from any registration requirements of any applicable securities laws.

6.7    Fair Value of Consideration. The Exercise Price payable (upon Exercise) exceeds the par value of the Warrant Shares.

Section 7.    Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows:

7.1    Investment Experience. Holder is a financially-qualified and sophisticated investor and was not organized for the specific purpose of acquiring this Warrant or the Warrant Shares. Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant and the Warrant Shares. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of this Warrant and the Warrant Shares.

7.2    Investment Intent. Holder is purchasing the Warrant for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof.

7.3    Authorization. Holder has all requisite power and has taken all requisite action required of it to execute and accept this Warrant, and to carry out and perform all of its obligations hereunder. The execution and delivery of this Warrant has been duly authorized, and this Warrant has been duly executed and delivered on behalf of Holder and constitutes the valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

7.4    No Conflict. The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of Holder’s constitutional documents or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holder, its properties or assets.

7.5    Governmental and other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of Holder in connection with the execution and acceptance of the Warrant or the receipt of the Warrant Shares upon issuance thereof, except such consent, approval, authorization, qualification or filings as shall have been made or obtained on or prior to and shall be effective on and as of the Issue Date. All corporate procedure and consents required in connection with execution and acceptance of the Warrant have either been obtained by Holder or no such procedure or consents are required.

Section 8.    Restrictive Securities Legend.

This Warrant and the Warrant Shares have not been registered under any securities laws. Accordingly, any share certificates issued pursuant to the Exchange or Exercise of this Warrant shall (until receipt of an opinion of counsel in customary form that such legend is no longer necessary) bear the following legend:

THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXCHANGE OR EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OF DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN CUSTOMARY FORM THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Section 9.    Notices.

Any notice or other communication required or permitted to be given hereto shall be in writing and shall be effective (a) upon hand delivery or delivery by electronic mail or facsimile (in each case with a delivery receipt, read receipt or other confirmation of transmission and delivery) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communication shall be:

if to Holder, at

China Equities HK Limited

***

Fax: ***

Email: ***

with a copy (not constituting notice) to

***

Fax: ***

Email: ***

or

if to the Company, at

17 EDUCATION & TECHNOLOGY GROUP INC.

c/o 17 Education & Technology Group Inc.

Floor 16, Block B, Wangjing Greenland Center

Chaoyang District, Beijing 100102, China

Email: ***

Attn: ***

Each party hereto may from time to time change its address for notices under this Section 9 by giving at least 10 calendar days’ notice of such changes address to the other party hereto.

Section 10.     Amendments; Waivers; Termination.

This Warrant and any term hereof may be changed or terminated only by an instrument in writing signed by both the Company and Holder, and any provisions hereunder may be waived or discharged only by an instrument in writing signed by the party against which enforcement of such waiver or discharge is sought.

Section 11.     Withholding; Gross-Up.

All payments to be made by or for Holder or the Company under this Warrant shall (save insofar as required by law to the contrary) be paid in full without set-off or counterclaim and free and clear of and without any deduction or withholding for or on account of any taxes that may be imposed in the Cayman Islands or in any other jurisdiction from which payment may be made by or for Holder or the Company under this Warrant. If Holder or the Company shall be required by law to effect any deduction or withholding for or on account of any taxes from any payment made under this Warrant, then: (a) it shall promptly notify the other party upon becoming aware of the relevant requirements of any such deduction or withholding; (b) it shall ensure that such deduction or withholding does not exceed the legal liability therefor, shall remit the amount of such deduction or withholding to the appropriate taxation authority and shall forthwith pay to the other party such additional amount as will result in the immediate receipt by such other party of the full amount which would otherwise have been receivable hereunder had no such deduction or withholding been made; and (c) it shall not later than five (5) days after each deduction or withholding of any such taxes forward to the other party documentary evidence in respect of the payment of any such taxes or other amounts.

Section 12.    Applicable Law; Dispute Resolution; Severability.

12.1    This Warrant shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands without regard to its principles of conflicts of laws. If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby.

12.2    All disputes and controversies arising out of or in connection with this Warrant shall be finally resolved by arbitration in Hong Kong under the Hong Kong International Arbitration Center Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules. For the purpose of such arbitration, there shall be three arbitrators to form an arbitration board, with one being appointed by all claimants collectively, one being appointed by all respondents collectively, and the third being selected by the Chairman of the Hong Kong International Arbitration Centre. The award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction.

Section 13.    Successors and Assigns

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 14.    Counterparts

This Warrant may be signed in any number of counterparts which together shall form one and the same agreement.

Section 15.    Construction; Certain Definitions

Any rule of construction to the effect that an agreement is to be construed against the party initially drafting such agreement is expressly waived and disclaimed by the parties hereto. The term “including” is to be construed without limitation. The word “shall” is mandatory, the word “may” is permissive, and the word “or” is not exclusive. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

Section 16.    Entire Agreement

This Warrant, together with all the exhibits hereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Warrant shall supersede, in its entirety, the Original Warrant which shall terminate and have no further force or effect whatsoever as of the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.

ACKNOWLEDGED AND AGREED:

COMPANY:		HOLDER:

17 EDUCATION & TECHNOLOGY GROUP INC.		China Equities HK Limited

By:	/s/ Andy Chang Liu	By:	/s/ Benjamin Greenspan

Name:	Andy Chang Liu	Name:	Benjamin Greenspan

Title:	Authorized Signatory	Title:	Director

Warrant Signature Page

Schedule 6.3

Disclosure Schedule

Exhibit A

To:    17 EDUCATION & TECHNOLOGY GROUP INC.

ELECTION TO EXCHANGE OR ELECTION TO EXERCISE

1.    The undersigned hereby exercises its right to Exchange its Warrant for                                      fully paid, validly issued Warrant Shares that are Series E Preferred Shares covered by this Warrant in accordance with the terms thereof.

☐ Series E Preferred Shares

The undersigned hereby exercises its right to Exercise this Warrant for by payment of $                 as specified in this Warrant. This right is exercised with respect to                                               Series E Preferred Shares:

☐ Series E Preferred Shares

[check the applicable box above]

The undersigned requests that the following name and address shall be entered into the Register of Members and certificates for such shares be issued in the name of China Equities HK Limited or [*]1 and delivered to the address set forth in Section 9 of the Warrant.

Date:	[Holder]

By:

Name:

Title:

[1]	Note: Can be Holder’s designated Affiliate.

Exhibit B

COMPANY COMPETITOR

Exhibit C

ASSIGNMENT FORM

To:    17 EDUCATION & TECHNOLOGY GROUP INC.

The undersigned hereby assigns and transfers this Warrant to
(Insert assignee’s identification number(s))
(Print or type assignee’s name, address and postal code)

Date:	[Holder]

By:

Name:

Title:

EXHIBIT D

FIFTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

EXHIBIT E

CAPITALIZATION TABLE